Exhibit 1.1

EXECUTION VERSION

US Foods Holding Corp.

Common Stock, par value $0.01 per share

Underwriting Agreement

September 13, 2017

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The stockholders named in Schedule II hereto (the “Selling Stockholders”) of US Foods Holding Corp., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 40,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 6,000,000 additional shares (the “Optional Shares”) of Common Stock, par value $0.01 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”). J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives” or “you”) in connection with the offering and sale of the Shares. To the extent there are no additional Underwriters listed on Schedule I other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriter.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333- 220445) in respect of the Stock, including the Shares, has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), together with any Preliminary Prospectus is hereinafter called the “Pricing Prospectus”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), together with the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); all references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated,” “referred to” or “set forth” in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus (or other references of like import) shall include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the requirements of the Act and the rules and regulations of the Commission thereunder to be a part of or included in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus dated on or after September 13, 2017, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (the “Underwriter Information”) or by a Selling Stockholder expressly for use therein; provided, further, that the only information so furnished by a Selling Stockholder shall consist of the name of the Selling Stockholder, the number of offered Shares and the address and other information with respect to such Selling Stockholder included in the “Selling Stockholders” section of the Registration Statement, the Pricing Prospectus and the Prospectus (the “Selling Stockholder Information”);

(iii) For the purposes of this Agreement, the “Applicable Time” is 4:50 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information or Selling Stockholder Information;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information or Selling Stockholder Information; and no such documents were filed with the Commission by or on behalf of the Company since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Underwriter Information or Selling Stockholder Information;

(vi) Neither the Company nor any of its subsidiaries, taken as a whole, has sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (A) there has not been any change in the capital stock of the Company (other than as a result of the exercise of stock options, the vesting of restricted stock or restricted stock units or the granting of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s stock plans that are described in the Pricing Prospectus), (B) there has not been any change in the long-term debt of the Company or any of its subsidiaries and (C) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, other than as set forth or contemplated in the Pricing Prospectus;

(vii) The Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(viii) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (A) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), (B) has corporate or similar power and authority to own its properties and conduct its business as described in the Pricing Prospectus and (C) has been duly qualified as a foreign corporation, partnership or limited liability company for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; except, in the case of clauses (A) through (C), where the failure to be so incorporated or organized, or to be so qualified or have such power or authority would not reasonably be expected to have a Material Adverse Effect;

(ix) The only subsidiaries of the Company are (x) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and (y) certain other subsidiaries that do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission;

(x) The Company and its subsidiaries collectively have good title in fee simple to, or have valid rights to lease or otherwise use, all of their real property, and have title to or valid rights to lease or otherwise use all items of personal property which are material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Business”), free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, other than as disclosed in the Pricing Prospectus;

(xi) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock of each “significant subsidiary” of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims imposed in connection with the Company’s credit facilities, which are described in the Registration Statement, the Pricing Prospectus and the Prospectus);

(xii) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act, other than those rights (1) that have been disclosed in the Pricing Disclosure Package and the Prospectus or (2) that have been waived;

(xiii) Neither the Company nor any of its subsidiaries has taken, nor will the Company or any of its subsidiaries take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any of the Shares to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act;

(xiv) The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (A) and (C), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the First Time of Delivery (as defined in Section 4 hereof); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or regulatory body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (v) the registration under the Act of the Shares, (w) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (x) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or terminations as will have been obtained or made as of the First Time of Delivery and (y) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to materially and adversely impact consummation of the transactions contemplated by this Agreement;

(xv) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or bylaws, in the case of the Company, or its charter, bylaws or similar organizational document, in the case of a subsidiary, (B) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, credit agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or (C) in violation of any statute or any order, rule or regulation of any court or governmental agency or regulatory body having jurisdiction over the Company or any of its subsidiaries or any of their properties, assets or operations, except in the case of clauses (B) and (C) of this Section 1(a)(xv), for any such violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xvi) The statements set forth in the Pricing Prospectus and the Prospectus under the heading “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and under the caption “Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders of our Common Stock”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(xvii) Other than as set forth in the Pricing Prospectus and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others;

(xviii) The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xix) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xx) The consolidated financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as of the dates indicated and the results of its operations and the changes in its shareholders’ equity and cash flows for the periods specified (subject to the omission of footnotes and normal year-end audit and other adjustments, as to any unaudited financial statements), and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, subject to the limitations set out in the notes to the respective financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus. All disclosures contained in the Pricing Prospectus or the Prospectus that constitute “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxi) Deloitte & Touche LLP, who has audited the consolidated financial statements of the Company included or incorporated by reference in the Pricing Prospectus and the Prospectus, has advised the Company that it is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;

(xxii) The Company maintains a system of accounting controls that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The interactive data in eXtensible Business Reporting Language filed as exhibits to the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q and incorporated by reference into the Registration Statement fairly present in all material respects the information required to be stated therein in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal accounting controls that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal accounting controls.

(xxiii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective at a reasonable assurance level;

(xxiv) This Agreement has been duly authorized, executed and delivered by the Company;

(xxv) The Company and its subsidiaries collectively possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their properties and to carry on the Business as described in the Pricing Prospectus (“Permits”), except as disclosed in the Pricing Disclosure Package or where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxvi) Except as disclosed in the Pricing Prospectus and where any such claim, cost, liability or failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) there is no claim (including with respect to any environmental remediation project) pending or, to the knowledge of the Company, threatened under any Environmental Law (as defined below) against the Company or its subsidiaries; (B) the Company and its subsidiaries are in compliance with all Environmental Laws. The term “Environmental Law” means any federal, state, local or foreign law, regulation, binding ordinance, order, judgment, decree or rule (including rule of common law) now in effect concerning or governing pollution, or actual or alleged exposure to, hazardous or toxic materials, substances or wastes, including but not limited to, asbestos or asbestos-containing materials;

(xxvii) Except as disclosed in the Pricing Prospectus, there is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected to have a Material Adverse Effect;

(xxviii) The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of the Business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect;

(xxix) Except as disclosed in the Pricing Prospectus or as could not reasonably be expected individually or in the aggregate to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has incurred any liability for any prohibited transaction or failure to satisfy any minimum funding obligation or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such subsidiary is or has ever been a participant. With respect to such plans, each of the Company and its subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxx) The Company and each of its subsidiaries collectively own, or have the legal right to use, all patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for or used in the conduct of the Business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and Prospectus, no claim has been asserted and is pending by any person against the Company or any of its subsidiaries challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any such claim, and, to the knowledge of the Company, the conduct of the Company’s and its subsidiaries’ business does not infringe, misappropriate or violate the intellectual property rights of any person, except for such claims and infringements which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect;

(xxxi) The Company has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company). No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge, against the Company or any of its subsidiaries, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(xxxii) None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any of the Company’s or any of its subsidiaries’ respective directors, officers or employees acting on behalf of the Company or any of its subsidiaries (which, for the avoidance of doubt, does not include any third party representative, agent, distributor or other intermediary who is not acting on the Company’s behalf) has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the U.K. Bribery Act 2010, as amended; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with such laws;

(xxxiii) The operations of the Company and the Company’s subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and applicable money laundering laws and regulations and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is, to the knowledge of the Company, pending or threatened;

(xxxiv) None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any of the Company’s or any of its subsidiaries’ respective directors, officers or employees, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“Sanctions”), nor located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and

(xxxv) Any market-related or statistical data contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, or will be obtained, prior to the First Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default, under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) violate the provisions of any organizational or similar documents governing such Selling Stockholder or (C) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder, except in the case of clause (A) or (C), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder and thereunder;

(iii) Immediately prior to each Time of Delivery (as defined in Section 4 hereof), such Selling Stockholder will be the beneficial or record holder of the Shares to be sold by such Selling Stockholder hereunder with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims, and upon delivery of such Shares and payment therefor pursuant hereto, assuming that the Underwriters have no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”)) to such Shares, each Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against such Underwriter;

(iv) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any equity security or any securities convertible into, or exchangeable for, or that represent a right to receive an equity security or any equity linked securities of the Company, in each case to facilitate the sale or resale of the Shares;

(vi) To the extent, but only to the extent, that any statements or omissions made in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information provided by such Selling Stockholder, such Registration Statement and Pricing Prospectus do not, and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Prospectus and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made);

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) [Reserved]; and

(ix) It is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $27.34, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, hereby grant to the Underwriters the right to purchase at their election up to 6,000,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on September 18, 2017 or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, and the Shares will be book-entry delivery, at such Time of Delivery. A meeting will be held via teleconference with electronic delivery of documents at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery without your consent, which shall not be unreasonably withheld; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice therereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to register or qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(e) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement, or such other time as may be agreed to by the Company and the Representatives, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus (and to the extent the Prospectus is not yet available, the Pricing Prospectus) in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Representatives shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), which may be satisfied by filing such statement with the Commission’s Electronic Data Gathering, Analysis and Retrieval System;

(g) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) of this Section 5(g) is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) any shares of Stock issued or options to purchase Stock granted pursuant to existing employee benefit plans of the Company and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (C) the filing of any registration statement on Form S-8, or (D) the entry into an agreement providing for the issuance of Stock or any securities convertible into or exercisable for Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause (D) does not exceed 10% of the outstanding shares of Stock and prior to any such issuance each recipient of any such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Annex II hereto), without the prior written consent of the Representatives;

(h) To use its reasonable best efforts to maintain the listing of the Shares on the New York Stock Exchange (the “Exchange”); and

(i) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus that would be required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with any Underwriter Information.

7. (a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, the Selling Stockholders’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey in an amount not to exceed $5,000; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares in an amount not to exceed $20,000 and the filing fees incident to any such required FINRA review; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company (but not the Underwriters) and any such consultants, and half of the cost of any aircraft chartered in connection with the road show; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. The Selling Stockholders covenant and agree with one another to pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section 7, provided that the Representatives agree to pay New York State stock transfer tax, and the Company agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 7 and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including their travel and lodging expenses, half of the cost of any aircraft chartered in connection with the road show, the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

The provisions of this Section 7 shall not affect or modify any agreement (including, without limitation, any registration rights agreement) that the Company and certain of the Selling Stockholders may have made or may make for the allocation of payment of expenses or costs.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the date hereof and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(c) (1) Sidley Austin LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, in the form attached as Annex I-A hereto, dated such Time of Delivery; (2) Debevoise & Plimpton LLP, counsel for the Selling Stockholders, shall have furnished to you their written opinion letter, in the form attached as Annex I-B hereto, dated such Time of Delivery; (3) Maples and Calder, Cayman Islands counsel for certain Selling Stockholders, shall have furnished to you their written opinion letters, in the forms attached as Annex I-C hereto, dated such Time of Delivery; (4) Richards, Layton & Finger, P.A., Delaware counsel for certain Selling Stockholders, shall have furnished to you their written opinion letter, in the form attached as Annex I-D hereto, dated such Time of Delivery; and (5) Kristin M. Coleman, Executive Vice President, General Counsel and Chief Compliance Officer of the Company, shall have furnished to you her written opinion letter, in the form attached as Annex I-E hereto, dated such Time of Delivery;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) (i) Neither the Company nor any of its subsidiaries, taken as a whole, shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options, the vesting of restricted stock or restricted stock units or the granting of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity incentive or similar plans that are described in the Pricing Prospectus or the repurchase of any shares of Stock pursuant to agreements with such equity holders as described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or on the Nasdaq Stock Market Inc.’s National Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement (each, a “Lock-up Agreement”) from each Selling Stockholder and each other stockholder, director and officer of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(j) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(k) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates signed by the Chief Financial Officer and General Counsel of the Company and an officer of each of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8; and

(l) The Company shall have furnished or caused to be furnished to you as of the date hereof and at such Time of Delivery a certificate signed by the Chief Financial Officer of the Company satisfactory to you as to certain financial information contained in the Pricing Prospectus and Prospectus, respectively.

9. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents against any losses, claims, damages or liabilities, joint or several, to which such Underwriter and/or such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any “road show” as defined in Rule 433(h) under the Act (a “road show”) (in the case of an Issuer Free Writing Prospectus, such “issuer information” or road show, taken together with the Pricing Prospectus) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any road show in reliance upon and in conformity with any Underwriter Information or Selling Stockholder Information.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents against any losses, claims, damages or liabilities, joint or several, to which such Underwriter and/or such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (when taken together with the Pricing Prospectus) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with any Selling Stockholder Information provided by such Selling Stockholder; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) received by such Selling Stockholder from the sale of Shares by such Selling Stockholder pursuant to the transactions contemplated hereby (the “Selling Stockholder Proceeds”).

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each of the Selling Stockholders, the directors and officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any road show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any road show, in reliance upon and in conformity with any Underwriter Information; and will reimburse the Company and/or such Selling Stockholder for any legal or other expenses reasonably incurred by the Company and/or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. To the extent that an indemnifying party does not assume the defense of any such action, it is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate, but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding); provided that the fees and expenses of such separate firm of attorneys and any local counsel shall be reasonably incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this Section 9 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) of this Section 9, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The liability of a Selling Stockholder pursuant to this subsection (e) shall not exceed the Selling Stockholder Proceeds.

(f) (i) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; (ii) the obligations of the Selling Stockholders under this Section 9 shall be in addition to any liability which the respective Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and (iii) the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and of each Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) of this Section 10, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) of this Section 10, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) of this Section 10 to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, affiliate or controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company or of any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares. Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection (a) of Section 9 hereof, the representations and warranties in subsections (a)(ii), (a)(iii) and (a)(iv) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus contained in any certificate furnished by the Company pursuant to Section 8 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders to the Underwriters as provided herein, (x) the Company or (y) if such failure to deliver any Shares arises from the breach of a representation, warranty or covenant by a Selling Stockholder, such Selling Stockholder, will reimburse the Underwriters through you for all documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on your behalf.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Facsimile: (212) 622-8358; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to any Selling Stockholder shall be delivered or sent by mail or facsimile transmission to counsel for such Selling Stockholder at the addresses listed on Schedule V, with a copy to Steven J. Slutzky, Esq., Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder, director or officer that has delivered a Lock-up Agreement described in Section 8(i) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(g) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Facsimile: (212) 622-8358; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Selling Stockholder or any Underwriter, and any other person or entity specifically referred to in Sections 9 or 11 hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and each Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by a Selling Stockholder, the Shares being sold to such Underwriter shall not include any shares of Stock attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

22. Notwithstanding anything herein to the contrary, the Company and each Selling Stockholder is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or such Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

US FOODS HOLDING CORP.

By:	/s/ Dirk J. Locascio
	Name:	Dirk J. Locascio
	Title:	Chief Financial Officer

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By: CD&R Associates VII, Ltd., its General Partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer & Assistant Secretary

CLAYTON, DUBILIER & RICE FUND VII (CO-INVESTMENT), L.P.

By: CD&R Associates VII (Co-Investment), Ltd., its General Partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer & Assistant Secretary

CD&R PARALLEL FUND VII, L.P.

By: CD&R Parallel Fund Associates VII, Ltd., its General Partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer & Assistant Secretary

CDR USF CO-INVESTOR L.P.

By: CDR USF Co-Investor GP Limited, its General Partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer & Assistant Secretary

[Signature Page to Underwriting Agreement]

CDR USF CO-INVESTOR NO. 2, L.P.

By: CDR USF Co-Investor GP No. 2 Limited, its General Partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer & Assistant Secretary

KKR 2006 FUND L.P.

By: KKR Associates 2006 L.P., its General Partner By: KKR 2006 GP LLC, its General Partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

KKR PEI FOOD INVESTMENTS L.P.

By: KKR PEI Food Investments GP LLC, its General Partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

KKR PARTNERS III, L.P., on behalf of its Series O

By: KKR III GP LLC, its General Partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

[Signature Page to Underwriting Agreement]

OPERF CO-INVESTMENT LLC

By: KKR Associates 2006 L.P., its Manager By: KKR 2006 GP LLC, its General Partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

ASF WALTER CO-INVEST L.P.

By: ASF Walter Co-Invest GP Limited, its General Partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Jason Fournier
	Name:	Jason Fournier
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Thilakshani Dias
	Name:	Thilakshani Dias
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities LLC	20,000,000	3,000,000
Morgan Stanley & Co. LLC	20,000,000	3,000,000

Total	40,000,000	6,000,000

SCHEDULE II

Selling Stockholder	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Clayton, Dubilier & Rice Fund VII, L.P.	10,666,667	1,600,000
Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P.	3,111,111	466,667
CD&R Parallel Fund VII, L.P.	75,948	11,392
CDR USF Co-Investor L.P.	4,368,497	655,274
CDR USF Co-Investor No. 2, L.P.	1,777,777	266,667
KKR 2006 Fund L.P.	17,736,000	2,660,400
KKR PEI Food Investments L.P.	1,422,222	213,333
KKR Partners III, L.P., on behalf of its Series O	326,222	48,934
OPERF Co-Investment LLC	160,000	24,000
ASF Walter Co-Invest L.P.	355,556	53,333

Total	40,000,000	6,000,000

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None

(b)	Additional documents incorporated by reference

None

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The price paid by each investor for the Shares.

The number of Firm Shares is 40,000,000.

The number of Optional Shares is 6,000,000.

SCHEDULE IV

Name of Stockholder

Clayton, Dubilier & Rice Fund VII, L.P.

Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P.

CD&R Parallel Fund VII, L.P.

CDR USF Co-Investor L.P.

CDR USF Co-Investor No. 2, L.P.

KKR 2006 Fund L.P.

KKR PEI Food Investments L.P.

KKR Partners III, L.P., on behalf of its Series O

OPERF Co-Investment LLC

ASF Walter Co-Invest L.P.

Kristin M. Coleman

Ty Gent

Steven Guberman

Andrew Iacobucci

Jay Kvasnicka

Dirk J. Locascio

David Rickard

Keith D. Rohland

Pietro Satriano

John C. Compton

Court D. Carruthers

Robert Dutkowsky

John A. Lederer

Vishal Patel

Carl Andrew Pforzheimer

Richard J. Schnall

Nathaniel H. Taylor

David M. Tehle

SCHEDULE V

Clayton, Dubilier & Rice Fund VII, L.P. Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P. CD&R Parallel Fund VII, L.P. CDR USF Co-Investor L.P. CDR USF Co-Investor No. 2, L.P.	Maples Corporate Services Limited P.O. Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands.
KKR 2006 Fund L.P. KKR PEI Food Investments L.P. KKR Partners III, L.P. OPERF Co-Investment LLC ASF Walter Co-Invest L.P.	Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, NY 10019